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                                                                 Exhibit 8.j)(1)

                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                          ----------------------------

The Fund Participation Agreement dated the 1st day of January, 1997 by and between MONY Life Insurance Company of America, a life insurance company organized under the laws of the State of Arizona and MONY Life Insurance Company, a life insurance company organized under the laws of the State of New York; and each of DREYFUS VARIABLE INVESTMENT FUND, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC., DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND), and DREYFUS INVESTMENT PORTFOLIOS is hereby amended as of May 15, 2002.

(1)  Section 1.12 is deleted in its entirety and replaced with the following
     Section 1.12:

1.12 "Separate Account" shall mean MONY America Variable Account L and/or MONY America Variable Account A, separate accounts established by MONY Life Insurance Company of America in accordance with laws of the State of Arizona and/or MONY Variable Account L and/or MONY Variable Account A established by MONY Life Insurance Company in accordance with the laws of the State of New York.

(2) Exhibit A is hereby deleted in its entirety and replaced with the revised Exhibit A attached hereto.

(3) In Section 5.2, the last paragraph was deleted in its entirety and replaced with the revised Section 5.2 as follows:

5.2 "Except as provided herein, all other expenses of each Participating Fund, including but not limited to production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, created by Participating Fund and expenses of distributing Participating Fund materials to existing Insurance Company Contractholders and Participants, shall not be borne by Insurance Company."

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first written above.

                                   MONY LIFE INSURANCE COMPANY OF AMERICA

                                   By:  ________________________________________

                                   Title: ______________________________________


Attest: __________________

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                                   MONY LIFE INSURANCE COMPANY

                                   By:  ________________________________________

                                   Title: ______________________________________
Attest: ___________________

                                   DREYFUS VARIABLE INVESTMENT FUND

                                   By:  ________________________________________

                                   Title: ______________________________________

Attest: __________________

                                   DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
                                   (d/b/a DREYFUS STOCK INDEX FUND)

                                   By:  ________________________________________

                                   Title: ______________________________________

Attest: __________________

                                   DREYFUS INVESTMENT PORTFOLIOS

                                   By:  ________________________________________

                                   Title: ______________________________________


Attest: __________________

                                   THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
                                   FUND, INC.

                                   By: _________________________________________

                                   Title: ______________________________________

Attest: __________________

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                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS

Fund Names                                      Share Class

Dreyfus Variable Investment Fund
     Small Company Stock Portfolio              Initial Class Shares
     Appreciation Portfolio                     Initial Class Shares
     International Value Portfolio              Initial Class Shares

Dreyfus Stock Index Fund                        Initial Class Shares

The Dreyfus Socially Responsible Growth         Initial Class Shares
Fund, Inc.

Dreyfus Investment Portfolios
    Small Cap Stock Index Portfolio             Service Class Shares